                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT

                                     between

                         AVENUE A GLOBAL RESOURCES, INC.

                                       and

                                   NEVE SAVAGE

                                                        Dated as of June 1, 2000

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (this "Agreement"), dated as of June 1, 2000, is between Avenue A Global Resources, Inc., ("Global Resources") a wholly owned subsidiary of Avenue A, Inc. ("Avenue A"), both Washington corporations, and Neve Savage ("Executive").

                              W I T N E S S E T H:

      WHEREAS, Executive will be serving Global Resources as its President, International and Global Resources desires to retain the services of Executive upon the terms and conditions set forth herein; and

      WHEREAS, Executive is willing to provide services to Global Resources upon the terms and conditions set forth herein;

                              A G R E E M E N T S:

      NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Global Resources and Executive hereby agree as follows:

1.    EMPLOYMENT

      During Executive's employment, Executive shall serve Global Resources faithfully and to the best of his ability, devoting substantially all his working time, attention and energies to the business of Global Resources. Unless specifically agreed otherwise by Avenue A's CEO Executive shall not engage in any other business activity (except the management of personal investments and charitable and civic activities which in the aggregate do not interfere with the performance of Executive's duties hereunder).

      1.1   Summary of Responsibilities

      During Executive's employment he will be responsible to lead, establish, direct, and expand the international DMS business of Avenue A and Global Resources, including but not limited to business operations in Europe, Asia, Australia and Latin America. Executive will be expected to travel to and spend as much time as is needed and appropriate in countries around the world where Avenue A or Global Resources conducts business or where business opportunities for Avenue A or Global Resources exist. While the international headquarters will initially be based in London, England, Executive will likely spend increasing proportions and then a majority of his time travelling to and working in countries outside the United Kingdom. The preceding serves as a general summary of responsibilities; other duties and/or projects may be assigned.

      1.2   Duration of Employment

      The assignment of Executive will be for a period of up to three (3) years beginning on June 1, 2000 (although this is not a guarantee of continuing employment during this period). The parties may extend Executive's employment by mutual agreement.

      1.3   Compensation

      During his employment, and commencing on June 1, 2000, Global Resources will pay Executive an annual salary of not less than $325,000 paid monthly by direct transfer to Executive's bank account. This salary includes appropriate and agreed upon expatriate allowances and adjustments to reflect the cost of living and income tax differences between the Unites States and the United Kingdom. Executive will be entitled to participate in any incentive bonus compensation scheme that Avenue A or Global Resources may decide to initiate. Executive's compensation will be reviewed annually in accordance with Avenue A policy.

2.    BENEFITS

      2.1   General Benefits

      During his employment, Executive will be entitled to participate (subject to any legal limitations) in all employee benefit plans in which executives of Avenue A may participate. Executive will also be entitled to participate (subject to any legal limitations) in any benefit plans implemented for executive-level employees of Avenue A or Global Resources residing in the United Kingdom. This provision is intended to apply only to benefit plans generally applicable to executives and does not apply to specific perquisites or specific employment agreements offered to other executives of Avenue A or Global Resources.

      2.2   Dependent Tuition Benefits

      Global Resources will pay all tuition and school fees for Executive's son, Truan Savage, at the American School in London, England from the date of this Agreement so long as Executive remains employed in the United Kingdom with Global Resources or Avenue A.

      2.3   Tax Advice

      Global Resources will pay for advice in relation to Executive's tax position in the United Kingdom and the United States of America including preparation of any annual tax return required in either jurisdiction.

      2.4   Holiday Airfare

      Global Resources will pay airfare for two round trip tickets each year for Executive, his wife and son to return to any city in the United States (or such other city in the world at a cost no greater than that to the United States). Travel will be according to Avenue A's then current travel policy for executives.

3.    RELOCATION

      3.1   Relocation Costs

      Global Resources will pay to move Executive, his wife and dependent family, as well as Executive's personal effects, to London, England. The move will include the cost of packing, shipping and insurance. Global Resources will provide Executive with temporary accommodation in London until Executive's family arrives in August 2000. Upon completion or termination of Executive's employment or transfer back to the US, Global Resources will pay to move Executive, his wife and dependent family as well as Executive's personal effects back to the United States. The move will include the cost of packing, shipping and insurance.

      3.2   Sale of Seattle Residence

      Global Resources will pay out of pocket expenses associated with the sale of Executive's Seattle, WA home as well as the purchase of a new residence in London, England. Out of pocket expenses include items such as sales and/or purchase commissions. Payment of these expenses will be in lieu of any on-going housing and/or rental allowance, which may be customary during the full length of other expatriate assignments.

      3.3   Income Tax Adjustment

      To the extent that any benefit paid under Sections 2.2, 2.3 and 3.1 - 3 is taxable to Executive under UK law or US law, then Company will pay such taxes on a grossed up basis.

4.    TERMINATION

      Employment of Executive pursuant to this Agreement may be terminated as follows:

      4.1   By Global Resources

      With or without cause, Global Resources may terminate the employment of Executive at any time upon giving Notice of Termination (as defined below).

      4.2   By Executive

      Executive may terminate his employment at any time, for any reason, upon giving Notice of Termination.

      4.3   Automatic Termination

      This Agreement and Executive's employment hereunder shall terminate automatically upon the death or total disability of Executive. The term "total disability" as used herein shall mean Executive's inability to perform the duties set forth in paragraph 1 hereof for a period or periods aggregating ninety (90) calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Executive's control, unless Executive is granted a leave of absence. Executive and Global Resources hereby acknowledge that Executive's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Executive's death occurs or (b) immediately upon a determination by the Board of Directors of Avenue A of Executive's total disability, as defined herein.

      4.4   Notice

      The term "Notice of Termination" shall mean at least thirty (30) days' written notice of termination, by either party, of Executive's employment, during which period Executive's employment and performance of services will continue; provided, however, that Global Resources may, upon notice to Executive and without reducing Executive's compensation during such period, excuse Executive from any or all of his duties during such period. The effective date of the termination (the "Termination Date") of Executive's employment hereunder shall be the date on which such 30-day period expires.

5.    PAYMENTS UPON TERMINATION

      In the event of termination of the employment of Executive, all compensation and benefits set forth in this Agreement shall terminate except Global Resources shall pay Executive any unpaid annual base salary at the rate of pay in effect at the time of termination (hereinafter "Base Salary") through the Termination Date. Such payment will be made on the Termination Date or within 15 days thereafter.

6.    CONFIDENTIALITY, NONCOMPETITION AND
      NONSOLICITATION AGREEMENT

      Executive is subject to the terms of the Confidentiality Agreement entered into concurrently with this Agreement and the terms of the Confidentiality Agreement shall survive the termination of Executive's employment with Global Resources or Avenue A.

7.    REPRESENTATIONS AND WARRANTIES; NO VIOLATION

      In order to induce Global Resources to enter into this Agreement, Executive represents and warrants to Global Resources that neither the execution nor the performance of this Agreement by Executive will violate or conflict in any way with any other agreement by which Executive may be bound, or with any other duties imposed upon Executive by corporate or other statutory or common law.

8.    NOTICE AND CURE OF BREACH

      Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least 14 days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the 14-day period.

9.    FORM OF NOTICE

      All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

      If to Executive:        Neve Savage
                              1, Bath Street
                              London EC1V  9LB
                              England.

      If to Global Resources: Avenue A, Inc.
                              506 Second Avenue
                              Seattle, WA  98104
                              Facsimile: (206) 521-8808
                              Attention:  President and CEO

      Copy to:                Perkins Coie LLP
                              1201 Third Avenue, 48th Floor
                              Seattle, WA  98101-3099
                              Facsimile: (206) 583-8500
                              Attention:  James Sanders

                              Taylor Joynson Garrett
                              Carmelite
                              50 Victoria Embankment

                              London EC4Y 0DX
                              Attention:  Jonathan Croucher

      If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

10.   ASSIGNMENT

      This Agreement is personal to Executive and shall not be assignable by Executive. Global Resources may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Global Resources is a party or (b) any corporation, partnership, association or other person to which Global Resources may transfer all or substantially all of the assets and business of Global Resources existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

11.   WAIVERS

      No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

12.   ARBITRATION

      Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in the city of Seattle in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by Global Resources and Executive or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

13.   AMENDMENTS IN WRITING

      No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Global Resources and Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Global Resources and Executive.

14.   APPLICABLE LAW

      This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

15.   EXHIBIT B

      The particulars of employment required to be given to Executive pursuant to Section 1 of the Employment Rights Act 1996 are set out in Exhibit B.

16.   SEVERABILITY

      If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

17.   HEADINGS

      All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

18.   COUNTERPARTS

      This Agreement, and any amendment or modification entered into pursuant to paragraph 12 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

19.   ENTIRE AGREEMENT

      This Agreement on and as of the date hereof, together with the Confidentiality Agreement, constitutes the entire agreement between Global Resources and Executive with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Global Resources and Executive with respect to such subject matter are hereby superseded and nullified in their entireties.

      IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                                EXECUTIVE:

                                Neve Savage


                                   /s/ Neve Savage
                                -----------------------------------
                                Avenue A Global Resources, Inc.


                                By /s/ Brian McAndrews
                                -----------------------------------
                                   Brian McAndrews
                                   President and CEO
                                   Avenue A, Inc.

                                    EXHIBIT A

                            CONFIDENTIALITY AGREEMENT

                                 AVENUE A, INC.

                     CONFIDENTIALITY, INVENTIONS ASSIGNMENT,
                  NONCOMPETITION AND NONSOLICITATION AGREEMENT

      In consideration of my employment as an employee or independent contractor with Avenue A, Inc. a Washington corporation (the "Company"), the compensation paid to me by the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I agree as follows:

      Section 1. Definitions

      Whenever used in this Agreement, the following terms will have the following specified meanings:

      1.1 "Competing Business" means any business whose commercial efforts are in competition with the commercial efforts of the Company. Without limiting the generality of the foregoing, a Competing Business includes any business whose commercial efforts involve (a) offering or selling advertising, advertisement reselling or marketing products or services in connection with the Internet or on-line commerce, or any other products or services that the Company may from time to time offer or sell, or (b) any products or services in competition with any products or services which are, at any time during or at the end of the Term, either (i) produced, marketed or otherwise commercially exploited by the Company or (ii) in actual or demonstrably anticipated research or development by the Company.

      1.2 "Confidential Information" means any information that (a) relates to the business of the Company or the prospective business of the Company, (b) is not generally available to the public, and (c) is or was conceived, compiled, developed, discovered or received by, or made available to, me during the Term, whether solely or jointly with others, and whether or not while engaged in performing work for the Company. Without limiting the generality of the foregoing, Confidential Information includes information relating to Inventions, trade secrets, products, services, finances, business plans, marketing plans, legal affairs, suppliers, clients, potential clients, prospects, opportunities, contracts or assets of the Company. Confidential Information also includes any information which has been made available to the Company by or with respect to another Person and which the Company is obligated to keep confidential.

      1.3 "Invention" means any product, computer program, device, technique, know-how, algorithm, method, process, procedure, improvement, discovery, design, development, new concept, new idea, or invention, whether or not patentable or copyrightable and whether or not reduced to practice, that (a) is within the scope of the

Company's business, research or investigations or results from or is derived from or is suggested by any work performed by me for the Company and (b) is created, conceived, reduced to practice, developed, discovered, invented or made by me during the Term, whether solely or jointly with others, and whether or not while engaged in performing work for the Company.

      1.4 "Material" means any product, prototype, model, document, diskette, tape, picture, drawing, design, recording, report, proposal, paper, note, writing or other tangible item which contains or manifests, whether in printed, handwritten, coded, magnetic or other form, any Confidential Information or Invention.

      1.5 "Person" means any corporation, partnership, trust, association, governmental authority, educational institution, individual or other entity.

      1.6 "Proprietary Right" means any patent, copyright, mask work, trade secret, trademark, trade name, service mark or other protected or protectable intellectual property right in any Confidential Information, Invention or Material.

      1.7 "Term" means the term of my employment with the Company, whether on a full-time, part-time or consulting basis.

      Section 2. Confidential Information, Inventions and Materials

      2.1 The Company will be the exclusive owner of all Confidential Information, Inventions, Materials and Proprietary Rights. To the extent applicable, all Materials will constitute "works for hire" under applicable copyright laws.

      2.2 I hereby assign and transfer, and agree to assign and transfer, to the Company all right, title and interest that I may now or hereafter have in the Confidential Information, Inventions, Materials and Proprietary Rights, subject to the limitations set forth in the notice below. Additionally, I hereby waive any moral rights that I may have in or to any Confidential Information, Inventions, Materials and Proprietary Rights. I will take such action (including, but not limited to, the execution, acknowledgment, delivery and assistance in preparation of documents or the giving of testimony) as may be requested by the Company to evidence, transfer, vest or confirm the Company's right, title and interest in the Confidential Information, Inventions, Materials and Proprietary Rights. I will not contest the validity of any Proprietary Rights.

      2.3 Except as required for performance of my work for the Company or as authorized in writing by the Company, I will not (a) use, disclose, publish or distribute any Confidential Information, Inventions or Materials or (b) remove any Materials from the Company's premises. I will hold all Materials in trust for the Company and I will deliver them to the Company upon request and in any event at the end of the Term.

      2.4 I will promptly Disclose to the Company all Confidential Information, Inventions and Materials, as well as any business opportunity which comes to my attention during the Term and which relates to the business or prospective business of the Company or which arises in connection with my employment with the Company. I will not take advantage of or divert any such opportunity for the benefit of myself or anyone else either during or after the Term without the prior written consent of the Company.

      NOTICE: Notwithstanding any other provision of this Agreement to the contrary, this Agreement does not obligate me to assign or offer to assign to the Company any of my rights in an invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. This satisfies the written notice and other requirements of RCW 49.44.140.

      Section 3. Noncompetition and Nonsolicitation

      3.1 During the Term and for a period of twelve (12) months after the Term, I will not directly or indirectly, and whether or not for compensation, either on my own behalf or in any other capacity, be employed by, consult with, or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected with, in any manner, any Competing Business.

      3.2 During the Term and for a period of twelve (12) months after the Term, I will not directly or indirectly solicit, induce, influence or entice, or attempt to solicit, induce, influence or entice any employee, consultant, customer, supplier, distributor, joint venturer or contractor of the Company (a) to cease his, her or its relationship with the Company or (b) to engage in, be employed by, consult with, or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected with, in any manner, any Competing Business.

      Section 4. No Conflicting Obligations

      4.1 My execution, delivery and performance of this Agreement and the performance of my other obligations and duties to the Company will not violate any other employment, nondisclosure, confidentiality, consulting or other agreement to which I am a party or by which I may be bound.

      4.2 I will not use in performance of my work for the Company or disclose to the Company any trade secret, confidential or proprietary information of any prior employer or other Person if and to the extent that such use or disclosure may violate any obligation or duty that I owe to such other Person (e.g., under any agreement or applicable law). My compliance with this paragraph will not prohibit, restrict or impair the performance of my work, obligations and duties to the Company.

      Section 5. Nondisparagement

      5.1 During my employment with the Company and for a period of twelve (12) months thereafter, I will not (a) make any false, misleading or disparaging representations or statements with regard to the Company or the products or services of the Company or (b) make any statement that may impair or otherwise adversely affect the goodwill or reputation of the Company.

      Section 6. Miscellaneous

      6.1 This Agreement is not a contract of employment and no rights of employment are hereby created. I understand that unless otherwise provided in a written agreement between me and the Company that expressly references this section 6.1 of this agreement, my employment with the Company is "at will" and may be terminated at any time by me or the Company, with or without cause, for any reason or no reason. This Agreement will survive any termination of my employment.

      6.2 In the event of any breach of or default under this Agreement by me, the Company may suffer irreparable harm and have no adequate remedy at law. In the event of any such breach or default, or any threat of such breach or default, the Company will be entitled to injunctive relief, specific performance and other equitable relief. Further, in any legal action or other proceeding in connection with this Agreement (e.g., to recover damages or other relief), the prevailing party will be entitled to recover, in addition to any other relief to which it may be entitled, its reasonable attorneys' fees and other costs incurred in that action or proceeding. The rights and remedies of the Company under this paragraph are in addition to, and not in lieu of, any other right or remedy afforded to the Company under any other provision of this Agreement, by law or otherwise.

      6.3 This Agreement will be enforced to the fullest extent permitted by applicable law. If for any reason any provision of this Agreement is held to be invalid or unenforceable to any extent, then (a) such provision will be interpreted, construed or reformed to the extent reasonably required to render the same valid, enforceable and consistent with the original intent underlying such provision, and (b) such invalidity or unenforceability will not affect any other provision of this Agreement or any other agreement between the Company and me. If the invalidity or unenforceability is due to the unreasonableness of the scope or duration of the provision, the provision will remain effective for such scope and duration as may be determined to be reasonable.

      6.4 The failure of the Company to insist upon or enforce strict performance of any other provisions of this Agreement or to exercise any of its rights or remedies under this Agreement will not be construed as a waiver or a relinquishment to any extent of the Company's rights to assert or rely on any such provision, right or remedy in that or any instance; rather, the same will be and remain in full force and effect

      6.5 This Agreement is personal to the Employee and shall not be assignable by the Employee. The Company may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party or (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business of the Company existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

      6.6 This Agreement sets forth the entire Agreement, and supersedes any and all prior agreements, between me and the Company with regard to any of the following: the Confidential Information, Inventions, Materials and Proprietary Rights of the Company, noncompetition, nonsolicitation and nondisparagement. This Agreement may not be amended, except by writing signed by the party against whom such amendment is sought to be enforced.

      6.7 This Agreement will be governed by the laws of the State of Washington without regard to its choice of law provisions. I irrevocably consent to the jurisdiction of the courts of the state of Washington, King County, the United States District Court for the Western District of Washington at Seattle, and all applicable appellate courts, in connection with any action relating to this Agreement. Further, I will not bring any action relating to this Agreement other than in the courts specified in this paragraph.

      6.8 I have carefully read all of the provisions of this Agreement and agree that (a) the same are necessary for the reasonable and proper protection of the Company's business, (b) the Company has been induced to enter into and continue its relationship with me in reliance upon my compliance with the provisions of this Agreement, (c) every provision of this Agreement is reasonable with respect to its scope and duration, and (d) I have received a copy of this Agreement.

      This Agreement shall be effective as of November 18, 1998.


                                        /s/ Neve R. Savage
                                   ---------------------------------------
                                   Signature

                                        Neve R. Savage
                                   ---------------------------------------
                                   FULL NAME (print or type)
                                   Soc. Sec. No. ###-##-####
                                                 -------------------------

ACCEPTED:

Avenue A, Inc.


By:   J. Van Liew
   ---------------------------
   Its:   HR
       -----------------------

                                 Avenue A Media
                       Candidate Non-Disclosure Agreement

      You, the undersigned Candidate, have been invited to interview for possible employment with Avenue A Media subject to the following understanding. Avenue A is interested in talking with you based upon your general knowledge, background, experience and skills and abilities, and not because of your knowledge of any confidential information or trade secrets belonging to your current or prior employer or any other entity or person. You will not bring onto Avenue A Media property any documents or other materials in tangible form containing any confidential information or trade secrets belonging to any other person or entity.

      Further, in consideration of the disclosure of confidential information by Avenue A to the Candidate, Candidate hereby agrees as follows:

      1. Confidential Information and Materials

      "Confidential Information" of Avenue A means nonpublic information that Avenue A designates as being confidential or that, under the circumstances surrounding disclosure, ought to be treated as confidential. Confidential information includes, without limitation: (a) technical, financial, marketing, manufacturing, distribution or other business information with trade secrets of Avenue A, including without limitation concepts, techniques, processes, methods, systems, designs, circuits, cost data, computer programs, formulas, development of experimental work, work in progress, customers and suppliers, and business policies or practices; (b) information relating to unreleased Avenue A products or services or the marketing or promotion of such products and services; and (c) information received from others that Avenue A is obligated to treat as confidential. "Confidential Materials" means all tangible materials containing Confidential Information, including unreleased Avenue A products or services and documentation.

      2. Candidate's Obligations

      Candidate shall not disclose any Confidential Information or Confidential Materials to third parties for two (2) years following the date of its disclosure by Avenue A Media to Candidate. Candidate acknowledges that a breach of this Agreement would cause irreparable harm to Avenue A, and agrees that in that event Avenue A would be entitled to injunctive relief to enforce this Agreement in addition to any other applicable remedies.

      3. Miscellaneous

      All Confidential Information and Materials shall remain the property of Avenue A. Any unreleased Avenue A products provided under this Agreement are provided "as is".

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and it may be modified only by a subsequent written agreement signed by both parties. This Agreement shall in all respects, be governed by Washington law. This Agreement will inure to the benefit of and be binding upon the parties, their successors and assigns. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                Candidate's Signature:     /s/ Neve Savage
                                                        ----------------------

                                Print Name:   Neve Savage
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                                Address:   110 Northside Road
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                                City/State:   Bellevue, WA  98004
                                           -------------------------------
                                Date:   10/16/98
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

                                    EXHIBIT B

                PARTICULARS OF EMPLOYMENT REQUIRED TO BE GIVEN BY
                      SECTION 1 EMPLOYMENT RIGHTS ACT 1996

      A.    Name of Employer: Avenue A Global Resources, Inc.

      B.    Name of Employee: Neve Savage.

      C.    The date on which the employment began: June 1, 2000.

      D.    The date on which continuous employment began: November 16, 1998.

      E.    Scale of remuneration: $325,000 per annum.

      F.    Intervals at which remuneration is paid: Monthly.

      G. Hours of work: Normal office hours of Avenue A Global Resources, Inc in the jurisdiction in which Executive is working and such additional hours (without additional remuneration) as may be required for the proper performance for Executive's duties.

      H. Holiday Entitlement: 20 working days plus all legal and bank holidays. Holiday may not be carried forward from one year to the next. Holiday pay on termination will be calculated according to statutory regulations for the time being in force.

      I. Terms and Conditions Relating to Incapacity to Work due to Sickness or Injury: Executive will receive payment during periods of sickness at the discretion of Global Resources. Statutory Sick Pay will be paid in accordance with regulations from time to time in force.

      J. Pension and Pension Schemes: Executive shall be entitled to such pension or pension schemes as may be in force for executives of Avenue A Global Resources, Inc in the United States or the United Kingdom, as appropriate.

      K. Contracting Out Certificate: There is no contracting out certificate in force in respect to the employment.

      L. Length of Notice to be given by the Employee to Terminate the Contract of Employment: 1 month.

      M. Length of Notice to be given by the Employer to Terminate the Contract of Employment: 1 month

      N. Employee's job title: President, International

      O. Employee's place of work: Executive's place of work will be the international headquarters of Avenue A. Global Resources, Inc initially London, England. Executive may be required to travel in accordance with clause 1.1.

      P. Collective Agreements: There are no collective agreements which effect the terms and conditions of Executive's employment.

      Q. Disciplinary and Grievance: There is no formal disciplinary or grievance procedure in respect Executive. Disciplinary matters will be raised by the Board of Global Resources as appropriate. Grievances by Executive should be raised with the Board.


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